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                                  EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT



     We consent to the inclusion in this Amendment No. 3 to the Registration Statement of Vornado Operating Inc. on Form S-11 (File No. 333-40701) of our report dated January 23, 1998 on the balance sheet of Vornado Operating Inc. as of January 23, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



DELOITTE & TOUCHE LLP



Parsippany, New Jersey


February 25, 1998